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                                 Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Wave Technologies International, Inc. on Form S-8 of our report dated June 4, 1999, appearing in the Annual Report on Form 10-K of Wave Technologies International, Inc. for the year ended April 30, 1999.



/s/ Deloitte & Touche, L.L.P.
St. Louis, Missouri
December 21, 1999